PRELIMINARY CONSENT STATEMENT — SUBJECT TO COMPLETION, DATED
[        ], 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☑
Check the appropriate box:

☑	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

ANHEUSER-BUSCH COMPANIES, INC.
(Name of Registrant as Specified in Its Charter)

INBEV S.A.
(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANHEUSER-BUSCH COMPANIES, INC.

CONSENT STATEMENT
OF
INBEV S.A.

This Consent Statement and the enclosed BLUE consent card are being furnished by InBev S.A., a public company organized under the laws of Belgium (“InBev” or “we”), in connection with its solicitation of written consents from you, the holders of shares of common stock, par value $1.00 per share (the “Common Stock”), of Anheuser-Busch Companies, Inc., a Delaware corporation (“Anheuser-Busch”). A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. InBev is soliciting written consents from the holders of shares of Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), in the following order, without a stockholders’ meeting, as authorized by Delaware law:

1.	Repeal any provision of Anheuser-Busch’s bylaws in effect at the time this proposal becomes effective that were not included in the amended and restated bylaws filed with the Securities and Exchange Commission on June 26, 2008 (the “Bylaw Restoration Proposal”);

2.	Remove (i) each member of the board of directors of Anheuser-Busch (the “Board” or “Anheuser-Busch Board”) at the time this proposal becomes effective, except to the extent that a court in Delaware finally determines as a matter of law that directors cannot be so removed, and (ii) each person appointed to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of the Election Proposal (the “Removal Proposal”); and

3.	Elect each of Marjorie L. Bowen, Adolphus A. Busch IV, G. Peter D’Aloia, Ronald W. Dollens, James E. Healey, John N. Lilly, Allan Z. Loren, Ernest Mario, Henry A. McKinnell, Paul M. Meister, William T. Vinson, Lawrence Keith Wimbush and Larry D. Yost (each, a “Nominee” and collectively, the “Nominees”) to serve as a director of Anheuser-Busch (or, if any such Nominee is unable or unwilling to serve as a director of Anheuser-Busch, any other person designated as a Nominee by the remaining Nominee or Nominees) (the “Election Proposal”).

This Consent Statement and the enclosed BLUE consent card are first being sent or given to the stockholders of Anheuser-Busch on or about [        ], 2008.

On June 11, 2008, InBev publicly announced its proposal to the Anheuser-Busch Board to acquire all of the outstanding Common Stock for $65.00 in cash per share of Common Stock (the “Business Combination Offer”). The proposed price represents a 35% premium over Anheuser-Busch’s thirty-day average price per share of Common Stock prior to recent market speculation, and an 18% premium over Anheuser-Busch’s previous all-time high of $54.97 achieved in October 2002.

The combination of InBev and Anheuser-Busch would create one of the world’s five largest consumer products companies and the global leader in beer, and we believe that the combination would create unparalleled opportunities for our respective stakeholders, including our stockholders, consumers, employees, wholesalers, business partners and the communities we serve. To reaffirm our desire to combine with Anheuser-Busch and to demonstrate our conviction regarding our proposal to the Anheuser-Busch Board, on June 25, 2008, we publicly announced that we had executed commitment letters for the financing of our proposal and had paid approximately $50 million in commitment fees to a lending group comprised of Banco Santander, Bank of Tokyo-Mitsubishi, Barclays Capital, BNP Paribas, Deutsche Bank, Fortis, ING Bank, JP Morgan, Mizuho Corporate Bank and Royal Bank of Scotland.

Since June 11, 2008, InBev has sought, without success, to engage Anheuser-Busch’s management and the Anheuser-Busch Board in discussions with respect to our Business Combination Offer. Despite the substantial premium represented by our offer, on June 26, 2008, the Anheuser-Busch Board unanimously rejected our proposal as “financially inadequate” and “not in the best interests of shareholders.”

This announcement was made without making any effort to discuss our proposal with us, and to date the Anheuser-Busch Board has not taken any steps to do so.

We are sending you this Consent Statement and accompanying BLUE consent card to give you a voice with respect to our Business Combination Offer. The Proposals for which we are soliciting consents are designed to attempt to expedite the prompt consideration of the Business Combination Offer. Support of the Proposals by holders of at least a majority of the then outstanding Common Stock will send a strong signal to the Anheuser-Busch Board to constructively engage with InBev regarding the Business Combination Offer and, should the newly elected directors deem it appropriate in the exercise of their fiduciary duties, approve and recommend to the Anheuser-Busch stockholders a business combination with InBev, and take any other appropriate actions necessary to facilitate its consummation.

On July [  ], 2008, pursuant to Anheuser-Busch’s bylaws, InBev provided written notice to the secretary of Anheuser-Busch requesting that the Anheuser-Busch Board fix a record date for determining stockholders entitled to give their written consent in connection with this consent solicitation, and on [        ], 2008, Anheuser-Busch notified InBev that the Board had fixed [        ], 2008 (the “Record Date”) as the record date for the determination of Anheuser-Busch’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of record of a majority of the Common Stock outstanding as of the close of business on the Record Date. Each Proposal will be effective without further action when we deliver to Anheuser-Busch such requisite number of consents. Neither the Bylaw Restoration Proposal nor the Removal Proposal is subject to, or is conditioned upon, the effectiveness of the other Proposals. The Election Proposal is conditioned in part upon the effectiveness of the Removal Proposal. If none of the then existing members of (or appointees to) the Anheuser-Busch Board are removed in the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal.

In addition, none of the Proposals will be effective unless the delivery of the written consents complies with Section 228(c) of the Delaware General Corporation Law (“DGCL”). For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Anheuser-Busch within 60 days of the earliest dated written consent delivered to Anheuser-Busch. InBev expects to receive consents dated as early as [       ], 2008. Consequently, InBev expects that it will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date no later than [       ], 2008. Nevertheless, we intend to set [       ], 2008 as the goal for submission of written consents. Effectively, this means that you have until [       ], 2008 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. InBev reserves the right to submit to Anheuser-Busch consents at any time within 60 days of the earliest dated written consent delivered to Anheuser-Busch. See “Consent Procedures” for additional information regarding such procedures.

This solicitation is being made by InBev and not by or on behalf of the Anheuser-Busch Board.

YOUR CONSENT IS IMPORTANT.

InBev urges you to consent to the Bylaw Restoration Proposal, the Removal Proposal and the Election Proposal by following the instructions on the BLUE consent card.

We urge you not to revoke your consent by signing any consent revocation card sent to you by Anheuser-Busch or otherwise, and to revoke any consent revocation you may have already submitted to Anheuser-Busch. To revoke an earlier revocation, simply consent to the Proposals by following the instructions on the BLUE consent card.

According to Anheuser-Busch’s public filings, there were 713,074,864 shares of Common Stock outstanding as of March 31, 2008. The stockholders of Anheuser-Busch are entitled to one vote per share of Common Stock.

This Consent Statement is neither a request for the tender of, nor an offer with respect to, shares of Common Stock and does not convey record or beneficial ownership of shares of Common Stock to InBev.

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by following the instructions on the BLUE consent card.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. InBev urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to InBev S.A. c/o Innisfree M&A Incorporated (“Innisfree” or “Innisfree M&A Incorporated”) at 501 Madison Avenue, 20th Floor, New York, New York 10022 so that InBev will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a record holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such record holder unless the consent specifies otherwise.

Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder of record as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions about executing or delivering your BLUE consent card or require assistance, please contact:

Stockholders call toll-free: + 1 (877) 750-9501
Banks and Brokers call collect: + 1 (212) 750-5833

FORWARD-LOOKING STATEMENTS

InBev urges you to read this entire Consent Statement carefully. This Consent Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements reflecting the current views of the management of InBev with respect to, among other things, the potential benefits of a transaction with Anheuser-Busch or the timing thereof, InBev’s strategic objectives, business prospects, future financial condition, budgets, projected levels of production, projected costs and projected levels of revenues and profits. Such statements are identified by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects” and similar words and phrases. The forward-looking statements herein involve risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements including, among others, the following: (i) whether InBev enters into a definitive agreement with Anheuser-Busch with respect to the acquisition of Anheuser-Busch by InBev; (ii) whether regulatory approvals required to consummate the Business Combination Offer in a timely manner are obtained; (iii) whether the anticipated benefits of the acquisition of Anheuser-Busch by InBev can be realized; and (iv) whether InBev’s and Anheuser-Busch’s operations can be integrated successfully. InBev does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. These and other relevant factors and any other information included in this Consent Statement, and information that may be contained in our other filings with the Securities and Exchange Commission (“SEC”), should be carefully considered when reviewing any forward-looking statement.

QUESTIONS AND ANSWERS ABOUT THIS WRITTEN CONSENT SOLICITATION

Who is making the solicitation?

The solicitation is being made by InBev and certain other participants.

InBev is a public company organized under the laws of Belgium with its principal executive offices located at Brouwerijplein 1, 3000 Leuven, Belgium.

Please see the section titled “OTHER INFORMATION — Participants in the Solicitation and Solicitation of Written Consents” for additional information regarding InBev.

For information regarding directors, officers and employees of InBev who may assist in the solicitation of written consents, please see the section titled “OTHER INFORMATION — Participants in the Solicitation and Solicitation of Written Consents” and Annex B of this Consent Statement.

Who is paying for the solicitation?

InBev will pay all costs of the solicitation of BLUE consent cards and will not seek reimbursement of those costs from Anheuser-Busch.

What are we asking you to consent to?

InBev is asking you to consent to three corporate actions: (1) the Bylaw Restoration Proposal, (2) the Removal Proposal and (3) the Election Proposal.

InBev is asking you to consent to the Removal Proposal and the Election Proposal to remove Anheuser-Busch’s current directors and any appointees to the Anheuser-Busch Board prior to the effectiveness of the Removal Proposal, and to replace them with the Nominees. In addition, in order to ensure that your consent to elect the Nominees will not be modified or diminished by actions taken by the incumbent Anheuser-Busch Board prior to the election of such Nominees, InBev is asking you to consent to the Bylaw Restoration Proposal.

Please see the sections titled “PROPOSAL 1 — THE BYLAW RESTORATION PROPOSAL”, “PROPOSAL 2 — THE REMOVAL PROPOSAL” and “PROPOSAL 3 — THE ELECTION PROPOSAL” for the full text of, and a more complete description of, the Proposals.

Who are the Nominees that InBev is proposing to elect to the Anheuser-Busch Board?

InBev is asking you to elect each of Marjorie L. Bowen, Adolphus A. Busch IV, G. Peter D’Aloia, Ronald W. Dollens, James E. Healey, John N. Lilly, Allan Z. Loren, Ernest Mario, Henry A. McKinnell, Paul M. Meister, William T. Vinson, Lawrence Keith Wimbush and Larry D. Yost to serve as a director of Anheuser-Busch. Except as otherwise disclosed in this Consent Statement, the Nominees are independent persons not affiliated with InBev or Anheuser-Busch. They are highly qualified, experienced and well-respected members of the business community who are committed to act in the best interests of Anheuser-Busch and its stockholders.

The only commitment each of the Nominees has given to InBev, and the only commitment InBev has sought from the Nominees, is that he or she will, if elected, serve as a director, act in the best interests of Anheuser-Busch and its stockholders and exercise his or her independent judgment in accordance with his or her fiduciary duties in all matters that come before the Anheuser-Busch Board.

For information regarding the Nominees, please see the section titled “THE NOMINEES” and Annex A of this Consent Statement.

Why are we soliciting your consent?

Despite the substantial premium to the unaffected market price of the Common Stock represented by the Business Combination Offer, the Anheuser-Busch Board has refused to engage in any discussions with InBev aimed at concluding a transaction. We are sending you this Consent Statement and accompanying BLUE consent card to give you a voice with respect to our Business Combination Offer. The Proposals for which we are soliciting consents are designed to attempt to expedite the prompt consideration of the Business Combination Offer. Support of the Proposals by holders of at least a majority of the then outstanding Common Stock will send a strong signal to the Anheuser-Busch Board to constructively engage with InBev regarding the Business Combination Offer and, should the newly elected directors deem it appropriate in the exercise of their fiduciary duties, approve and recommend to the Anheuser-Busch stockholders a business combination with InBev, and take any other appropriate actions necessary to facilitate its consummation.

Specifically, InBev is soliciting your consent in favor of the adoption of the Removal Proposal and the Election Proposal because InBev believes Anheuser-Busch stockholders will be best served by independent Nominees that are committed to looking out for the best interests of all Anheuser-Busch stockholders.

In addition, we are also soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to prevent the incumbent Anheuser-Busch Board from tying the hands of the newly-elected directors through changes to the Anheuser-Busch bylaws not filed with the SEC on or before June 26, 2008 (the day the amended and restated bylaws of Anheuser-Busch were filed with the SEC).

Your consent for the Bylaw Restoration Proposal, the Removal Proposal and/or the Election Proposal does not obligate you to approve the Business Combination Offer or otherwise consent to a transaction between Anheuser-Busch and InBev.

Who can consent to the Proposals?

If you are a record owner of shares of Common Stock as of the close of business on [        ], 2008, you have the right to consent to the Proposals.

You also have the right to consent to the Proposals with respect to any shares of Common Stock of which you are the beneficial owner as of [        ], 2008, but which are registered in the name of a bank, broker firm, dealer, trust company or other nominee. Please see the section titled “VOTING SECURITIES” for details regarding how to instruct your bank, broker firm, dealer, trust company or other nominee to consent to the Proposals.

When is the deadline for submitting consents?

In order for the Proposals to be adopted, InBev must receive written consents signed by the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date within 60 days of the date of the earliest dated consent delivered to Anheuser-Busch. InBev expects to receive consents dated as early as [        ], 2008. Consequently, InBev expects that it will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date no later than [        ], 2008. Nevertheless, we intend to set [        ], 2008 as the goal for submission of written consents. Effectively, this means that you have until [        ], 2008 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. InBev reserves the right to submit to Anheuser-Busch consents at any time within 60 days of the earliest dated written consent delivered to Anheuser-Busch. See “CONSENT PROCEDURES” for additional information regarding such procedures.

How many consents must be granted in favor of each of the Proposals?

Each of the Bylaw Restoration Proposal, the Removal Proposal and the election of each Nominee to replace the removed members of (and appointees to) the Anheuser-Busch Board will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date, provided that such consents are delivered to Anheuser-Busch within 60 days of the earliest dated written consent delivered to Anheuser-Busch. According to Anheuser-Busch’s quarterly report filed on Form 10-Q on April 25, 2008, as of March 31, 2008 there were 713,074,864 shares of Common Stock outstanding.

Assuming that the number of outstanding shares of Common Stock is 713,074,864, the consent of stockholders holding at least 356,537,433 shares of Common Stock would be necessary to effect each of the Bylaw Restoration Proposal, the Removal Proposal and the election of each Nominee to the Anheuser-Busch Board.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

What should you do to consent?

If your shares of Common Stock are registered in your own name, please submit your consent to us by telephone or via the Internet, or by signing, dating and returning the enclosed BLUE consent card in the postage-paid envelope provided. Submitting your consent by telephone or Internet authorizes your consent in the same manner as if you had signed, dated and returned a consent card.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed BLUE consent card. InBev urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to InBev S.A. c/o Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, New York 10022 so that InBev will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Whom should you call if you have questions about the solicitation?

Please call our consent solicitor, Innisfree M&A Incorporated, toll free at + 1 (877) 750-9501. Banks and brokers may call collect at + 1 (212) 750-5833.

IMPORTANT

InBev urges you to express your consent on the BLUE consent card TODAY to:

•	the Removal Proposal and the Election Proposal to remove and replace the incumbent Anheuser-Busch Board (including pending appointees) with the Nominees; and

•	the Bylaw Restoration Proposal to ensure that the incumbent Anheuser-Busch Board does not limit the effect of your consent to the removal of the incumbent Board and the election of the Nominees.

A consent to remove each member of the Anheuser-Busch Board and any other person or persons appointed to the Anheuser-Busch Board to fill any vacancy or any newly-created directorships prior to the effectiveness of the Removal Proposal and to elect the Nominees will enable you — as the owners of Anheuser-Busch — to send a message that you are in favor of pursuing a transaction between Anheuser-Busch and InBev.

PROPOSAL 1 — THE BYLAW RESTORATION PROPOSAL

InBev is asking you to consent to the adoption of the Bylaw Restoration Proposal to prevent the incumbent Anheuser-Busch Board from tying the hands of the newly-elected directors through changes to the Anheuser-Busch bylaws not filed with the SEC on or before June 26, 2008 (the day the amended and restated bylaws of Anheuser-Busch were filed with the SEC).

The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the bylaws of Anheuser-Busch Companies, Inc. as of the effectiveness of this resolution that were not included in the amended and restated bylaws filed with the Securities and Exchange Commission on June 26, 2008, be and are hereby repealed.”

InBev believes that any change to the Anheuser-Busch bylaws adopted after June 26, 2008 could serve to limit the ability of the Nominees to pursue the best interests of Anheuser-Busch and its stockholders. If the incumbent Anheuser-Busch Board does not effect any change to the version of the bylaws publicly available in filings by Anheuser-Busch with the SEC on or before June 26, 2008, the Bylaw Restoration Proposal will have no effect. However, if the incumbent Anheuser-Busch Board has made changes since that time, the Bylaw Restoration Proposal, if adopted, will restore the Anheuser-Busch bylaws to the version that was publicly available in filings by Anheuser-Busch with the SEC on June 26, 2008, without considering the nature of any changes the incumbent Anheuser-Busch Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments which one or more stockholders of Anheuser-Busch may consider to be beneficial to them or to Anheuser-Busch. However, the Bylaw Restoration Proposal will not preclude the newly-elected Anheuser-Busch Board from reconsidering any repealed bylaw changes following the consent solicitation. InBev is not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

INBEV URGES YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

PROPOSAL 2 — THE REMOVAL PROPOSAL

InBev is asking you to consent to the Removal Proposal to remove each member of the Anheuser-Busch Board and any other person or persons appointed to the Anheuser-Busch Board to fill any vacancy or any newly-created directorships (which, for the avoidance of doubt, excludes persons elected pursuant to this consent solicitation). The following is the text of the Removal Proposal:

“RESOLVED, that (i) each member of the board of directors of Anheuser-Busch Companies, Inc. at the time this resolution becomes effective, except to the extent that a court in Delaware finally determines as a matter of law that directors cannot be so removed, and (ii) each person appointed to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of Proposal 3 (Election Proposal), be and hereby is removed.”

Anheuser-Busch held its 2008 annual meeting of stockholders on April 23, 2008. On June 20, 2008, Anheuser-Busch issued a press release announcing that on June 19, 2008, Carlos Fernandez G. informed the Anheuser-Busch Board of his resignation from the Anheuser-Busch Board effective immediately. According to publicly available information, as of June 20, 2008, the Anheuser-Busch Board is comprised of thirteen (13) directors, such members being August A. Busch III, August A. Busch IV, James R. Jones, Joyce M. Roché, Henry Hugh Shelton, Patrick T. Stokes, Andrew C. Taylor, Douglas A. Warner III, James J. Forese, Vernon R. Loucks, Jr., Vilma S. Martinez, William Porter Payne and Edward E. Whitacre, Jr.

Under Delaware law, directors not serving on a classified board may be removed from office by the stockholders without cause. In April 2006, Anheuser-Busch’s stockholders adopted an amendment to its Restated Certificate of Incorporation titled “Amendment of the Restricted Certificate of Incorporation to Eliminate the Classified Board Structure.” As a result of this amendment, InBev believes that the Anheuser-Busch Board is no longer classified under Delaware law and that, accordingly, all thirteen (13) of Anheuser-Busch’s current directors may be removed without cause by the holders of a majority of the shares then entitled to vote or consent.

On June 26, 2008, InBev filed suit in Delaware Chancery Court seeking a declaratory judgment that it is entitled to remove all of Anheuser-Busch’s directors from office without cause. If a court in Delaware finally determines as a matter of law that certain members of the Anheuser-Busch Board may not be removed, your consent to the Removal Proposal will remove each member of the Anheuser-Busch Board other than those certain members and any appointees to fill vacancies or newly-created directorships as of the effectiveness of the Removal Proposal.

INBEV URGES YOU TO CONSENT TO THE REMOVAL PROPOSAL.

PROPOSAL 3 — THE ELECTION PROPOSAL

InBev is asking you to consent to elect, without a stockholders’ meeting, each of the following individuals to serve as a director of Anheuser-Busch:

Name		Age

(1)	Marjorie L. Bowen	43
(2)	Adolphus A. Busch IV	54
(3)	G. Peter D’Aloia	63
(4)	Ronald W. Dollens	61
(5)	James E. Healey	67
(6)	John N. Lilly	55
(7)	Allan Z. Loren	70
(8)	Ernest Mario	70
(9)	Henry A. McKinnell	65
(10)	Paul M. Meister	55
(11)	William T. Vinson	65
(12)	Lawrence Keith Wimbush	55
(13)	Larry D. Yost	70

Although InBev has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the persons named on the BLUE consent card may designate such other nominee or nominees to be elected to the Anheuser-Busch Board. Each of the Nominees has agreed to be named in this Consent Statement and to serve as a director of Anheuser-Busch, if elected. If elected, each Nominee will hold office and until his or her successor is elected and qualified at Anheuser-Busch’s 2009 annual meeting or until his or her earlier death, resignation, retirement, disqualification or removal.

As described above, it is possible that some, but not all, of the current directors of the Anheuser-Busch Board may be removed pursuant to the Removal Proposal. To the extent that not all of the existing directors are removed, vacancies will be filled by the Nominee receiving the most number of consents filling the first available vacancy, until all vacancies are filled. If two or more Nominees receive an equal number of consents, the elder of such Nominees will fill the next available vacancy until all vacancies are filled. To the extent that a Nominee is elected by you but such Nominee cannot serve because there is no vacancy, the new Board may, based on the support of the holders representing at least a majority of the Common Stock then outstanding and in order to effect the consent of such holders, vote to enlarge the size of the Board and name such Nominee to a newly-created directorship.

For information on the Nominees, please see the section titled “THE NOMINEES” and Annex A of this Consent Statement.

INBEV URGES YOU TO CONSENT TO THE ELECTION OF ALL NOMINEES.

NUMBER OF CONSENTS REQUIRED FOR THE PROPOSALS

Each of the Bylaw Restoration Proposal, the Removal Proposal and the election of each Nominee will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding shares of Common Stock as of the close of business on the Record Date, provided that such consents are delivered to Anheuser-Busch within 60 days of the earliest dated written consent delivered to Anheuser-Busch. According to Anheuser-Busch’s quarterly report filed on Form 10-Q on April 25, 2008, as of March 31, 2008 there were 713,074,864 shares of Common Stock outstanding.

Assuming that the number of outstanding shares of Common Stock is 713,074,864, the consent of stockholders holding at least 356,537,433 shares of Common Stock would be necessary to effect each of the Bylaw Restoration Proposal, the Removal Proposal and the election of each Nominee to the Anheuser-Busch Board. IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT. “Broker non-votes” occur when a bank, broker or other nominee holder has not received instructions with respect to a particular matter, including the Proposals, and therefore does not have discretionary power to vote on that matter. As a result, we urge you to contact your broker, banker or other nominee TODAY if any shares of Common Stock you own are held in the name of a broker, banker or other nominee and you have not provided to them instructions to promptly consent to the Bylaw Restoration Proposal, the Removal Proposal and the Election Proposal. Please follow the instructions to consent provided on the enclosed BLUE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed BLUE consent card.

Neither the Bylaw Restoration Proposal nor the Removal Proposal is subject to, or is conditioned upon, the effectiveness of the other Proposals. The Election Proposal is conditioned in part upon the effectiveness of the Removal Proposal. If none of the then existing members of (or appointees to) the Anheuser-Busch Board are removed in the Removal Proposal, and there are no vacancies to fill, none of the Nominees can be elected pursuant to the Election Proposal.

THE NOMINEES

Each Nominee has made only one commitment to InBev: he or she will, if elected, serve as a director and will act in the best interests of Anheuser-Busch and its stockholders and will exercise his or her independent judgment in accordance with his or her fiduciary duties in all matters that come before the Anheuser-Busch Board.

InBev believes the Nominees, other than Mr. Adolphus A. Busch IV who is the uncle of Mr. August A. Busch IV (the current president and chief executive officer of Anheuser-Busch) and the half-brother of Mr. August A. Busch III (the former chairman, president and chief executive officer and current director of Anheuser-Busch) who may be deemed not to be “independent”, are independent in accordance with the definition of “independent” used by Anheuser-Busch for determining if a majority of the Anheuser-Busch Board is independent in compliance with the listing standards of the New York Stock Exchange (“NYSE”). In addition, InBev believes the Nominees, other than Mr. Adolphus A. Busch IV who may be deemed not to be independent, are “independent” in accordance with the applicable definition of “independent” used by Anheuser-Busch for determining if a member of the corporate governance committee, the compensation committee and the audit committee of the Anheuser-Busch Board is independent in compliance with NYSE’s listing standards.

Each of the Nominees has furnished the following information regarding his or her principal occupations and certain other matters. None of the corporations or other organizations in which any Nominee carried on his or her principal occupations or employment during the past five years is a subsidiary or other affiliate of Anheuser-Busch.

Marjorie L. Bowen.  Ms. Bowen retired as a managing director of Houlihan Lokey Howard & Zukin, an international investment bank where she also served as a national director of the firm’s fairness opinion practice during her employment from 1989 until her retirement on January 15, 2008. Ms. Bowen currently serves on the boards of Global Aero Logistics, Inc., a parent of World Airways, Inc., and North American Airlines, Inc., where she serves as the chair of the audit committee. She also currently serves on the finance committee of the board of trustees of Roessler-Chadwick Foundation. Ms. Bowen received a B.A. cum laude from Colgate University in 1987 and an MBA with a concentration in Finance from the University of Chicago in 1989.

Adolphus A. Busch IV.  Mr. Adolphus A. Busch IV is the founder and chairman of the Great Rivers Habitat Alliance (whose executive offices are located at 543 Hanley Industrial Court, Suite 300, St. Louis, MO 63144), a conservation organization founded in 2000. The Great Rivers Habitat Alliance works to preserve floodplain habitats and river ways along the Mississippi and Missouri Rivers. Mr. Adolphus A. Busch IV is a consultant to Silver Eagle Distributors and a principal owner of Eager Road Associates, a real estate development company. He is active with many wildlife and conservation organizations including Ducks Unlimited and Delta Waterfowl. Mr. Adolphus A. Busch IV is the great-grandson and namesake of the founder of Anheuser-Busch. He graduated from St. Louis University with a degree in business.

G. Peter D’Aloia.  Mr. D’Aloia retired as senior vice president and chief financial officer of Trane Inc. formerly known as American Standard Companies Inc., a manufacturing company, at which position he had served from 2000 until his retirement in June 2008. From 1997 to 2000, he was vice president, responsible for strategic planning and business development of Honeywell International Inc., formerly known as Allied-Signal Inc., a publicly-held technology and manufacturing company. Mr. D’Aloia is a member of the board of directors of Wabco Holding Inc., Airtran Holdings Inc., where he is a member of the audit committee and FMC Corporation, where he is chair of the audit committee. He is a member of the New York Bar Association. Mr. D’Aloia received a B.S. in accounting from New York University in 1966, a J.D. from St. John’s University in 1969 and an LL.M. in Taxation from New York University in 1976.

Ronald W. Dollens.  Mr. Dollens retired in 2005, after serving as the president and chief executive officer of Guidant Corporation since 1994. Guidant Corporation is a designer and manufacturer of cardiovascular medical products, which merged with the Boston Scientific Corporation in 2006. Mr. Dollens is the independent chairman of Kinetic Concepts, Inc., and an independent director of Abiomed, Inc. He is also on the board of Alliance for Aging Research. He has previously served as a director of Beckman Coulter Inc., Guidant Corporation, Advanced Cardiovascular Systems, Inc., Physio-Control Corporation, SyneCor L.L.C and the Advanced Medical Technology Association (AdvaMed). He has been council chairman of the Healthcare Leadership Council and a member of the New York Stock Exchange Listed Company Advisory Board. Mr. Dollens graduated from Purdue University with a B.S. in Pharmacy and Pharmaceutical Services in 1970, and received an MBA in Marketing from Indiana University in 1972.

James E. Healey.  Mr. Healey is the former senior vice president and chief financial officer of Nabisco Group Holdings, which owned 80.5% of Nabisco Holdings Corporation, each of which were publicly-traded companies. Mr. Healey was part of the team that sold the company to R.J. Reynolds after Nabisco Holdings Corporation was sold to Kraft Foods in 2000. Previously, Mr. Healey was executive vice president and chief financial officer of Nabisco Holdings Corporation. Currently, Mr. Healey serves on the board of directors of SAPPI Ltd., where he is a member of the audit committee and the human resources committee as well as serving as chair of North American audit committee. Mr. Healey also serves on the board of directors of Interchange Financial Services Corp. Previously, he has served as a director of Interchange Financial Services where he was the chairman of the compensation committee as well as a member of its audit committee. Mr. Healey is a certified public accountant. He graduated with a B.B.A. from Pace University in 1964 with a major in Public Accounting and also received an honorary doctor of Commercial Science from the university.

John N. Lilly.  Mr. Lilly is the president of John Lilly Strategic Insights, LLC (whose executive offices are located at 80 South 8th Street, 4900 IDS Center, Minneapolis, MN 55402), a consulting practice he began in 2002. His firm provides advisory services primarily to the financial services industry, private equity funds, venture capital investors and investment banks. He began his career with The Procter & Gamble Company in 1976 and over 22 years, worked on almost all of P&G’s laundry, paper, food and beverage brands in multiple countries. In 1997, Mr. Lilly left P&G to join The Pillsbury Company in Minneapolis, first as president of

Pillsbury North America and then as chief executive officer of The Pillsbury Company worldwide. After Pillsbury became part of General Mills, Mr. Lilly started to work full time as an advisor. Mr. Lilly has acted as a senior advisor to TPG Capital, Duff & Phelps, Lehman Brothers and Compass Advisers. Mr. Lilly was a member of the board of directors of Adams Respiratory Therapeutics, a publicly-traded manufacturer of OTC/Rx therapies for respiratory care, until it was sold to Reckitt Benckiser PLC in January, 2008. He is an advisor to LEK Consulting, LLC and a trustee of the National Public Radio Foundation. He received a BA in Economics from Emory University in 1974 and an MBA degree from Harvard Business School in 1976.

Allan Z. Loren.  Mr. Loren retired in 2005 as the chairman of Dun & Bradstreet, Inc., where he had served as chairman since 2000 and chief executive officer from 2000 until 2004. From 1994 to 2000, he was executive vice president and chief information officer of American Express. From 1991 to 1994, he was president and chief executive officer of Galileo International. From 1988 to 1991, he was president of Apple Computer USA. Upon retirement, he acts as executive coach to chief executive officers through private equity firms. He is a director of Fair Isaac Corporation. He has served in the past as distinguished executive in residence at Rutgers University Business School. Previously, he served on the board of directors of Reynolds & Reynolds Co., Foot Locker Inc., formerly known as Venator Group, Inc., The Hershey Co., United States Cellular Corporation and Galileo International Inc. He received a B.S. in mathematics from Queens College, City of New York, in 1960 and did graduate work in mathematics and statistics at American University. He attended the Stanford University executive management program in 1979.

Ernest Mario.  Ernest Mario PhD is the chairman and chief executive officer of Capnia Inc. (whose principal executive office is located at 2445 Faber Place, Suite 250, Palo Alto, CA 94303), a development-phase pharmaceutical company. Dr. Mario is also an advisor to Pappas Ventures, a privately-held investment company. From 2003 until 2007, Dr. Mario was the chairman and chief executive officer of Reliant Pharmaceuticals Inc., a privately held company that developed and marketed cardiovascular pharmaceutical products, which was acquired by GlaxoSmithKline in 2007. Prior to his tenure at Reliant, Dr. Mario was chairman and chief executive officer of Alza Corporation, a pharmaceutical company. Dr. Mario also served as the chairman and chief executive officer at Apothogen Inc. briefly in 2002. Between 1989 and 1993, Dr. Mario was chief executive officer of Glaxo Holdings plc, during which time Glaxo Holdings plc’s overall sales and profits increased significantly on an annual basis. Dr. Mario currently serves on the board of directors of Celgene Corp., Boston Scientific Corp., Maxygen Inc., Pharmaceutical Product Development Inc. (as chairman) and Capnia Inc. (a privately-held company). Dr. Mario has previously served on the board of directors of Alexza Pharmaceuticals Inc., Intrabiotics Pharmaceuticals (as chairman), Orchid Cellmark Inc., Sonosite, Cor Therapeutics, Cepheid, Catalytica Inc., Catalytica Energy Systems Inc., and Millennium Pharmaceuticals Inc. In addition, Dr. Mario is active in numerous educational and healthcare organizations, including Duke University, and is involved in wide-ranging philanthropic efforts focused primarily on education and historic preservation. He is a former trustee of Rockefeller University and chairman emeritus of the American Foundation for Pharmaceutical Education. Dr. Mario received a B.S. in Pharmacy from Rutgers University in 1961, an M.S. in Physical Sciences from University of Rhode Island in 1962 and a Ph.D. in Physical Sciences from University of Rhode Island in 1965.

Henry A. McKinnell.  Dr. McKinnell is chairman of the Accordia Global Health Foundation, an organization dedicated to fighting infectious diseases in Africa by strengthening academic medical centers and building healthcare capacity through research, training, prevention, care and treatment. Dr. McKinnell retired from Pfizer in 2006 as chairman. He joined Pfizer in 1971 in Tokyo and over the years, he held the positions of vice president of strategic planning, chief financial officer, president of the Pfizer medical device group, president of the Pfizer pharmaceuticals group, president, chief operating officer, chief executive officer and chairman, and from his retirement served as director until February 2007. Dr. McKinnell is a member of the board of directors of Moody’s Corporation, where he is the lead independent director and also serves on its audit, compensation and governance committees. Since May 2008, he is also a director of Angiotech Pharmaceuticals, Inc., a publicly-traded Canadian biotech firm. He served as an independent director for Exxon Mobil Corporation, Wiley John & Sons Inc., Dun & Bradstreet, Inc. and Aviall Inc. He received a bachelor’s degree in business from the University of British Columbia, and he received both an MBA and a PhD from the Stanford University Graduate School of Business.

Paul M. Meister.  Mr. Meister is the chief executive officer and co-founder of Liberty Lane Partners, LLC (whose executive offices are located at One Liberty Lane, Hampton, NH 03862), a private investment firm utilizing its broad-based experience in operating and financial management. Previously, he was executive vice president, and chief financial officer of Fisher Scientific International, Inc. from 1991 to 2001 and vice chairman from 2001 to November 2006, when Fisher Scientific International, Inc. merged with Thermo Electron Corporation, to form Thermo Fisher Scientific Inc. Mr. Meister was the chairman of Thermo Fisher Scientific Inc. from November 2006 to April 2007. He currently serves as an independent director and the chairman of the audit committee of LKQ Corporation Inc. and M & F Worldwide Corporation. Previously, he has served on the board of directors of Mineral Technologies Inc., Gentek Inc. (as vice chairman), Procurenet Inc., General Chemical Group Inc. (as vice chairman), National Waterworks Inc., Henley Group Inc., Wheelabrator Technologies Inc. and Deltech Corporation. He received a B.A. from the University of Michigan in 1974 and an MBA from Northwestern University in 1976.

William T. Vinson.  Mr. Vinson is an attorney and businessperson, and is certified to practice law in the state of California. Mr. Vinson retired in 1998 as the vice president and chief counsel of the Lockheed Martin Corporation, a publicly-traded defense contractor and an advanced technology company. He assumed this position in March 1995, following the merger of Lockheed Corporation and Martin Marietta Corporation. From 1992 to 1995, Mr. Vinson served as vice president and general counsel of Lockheed Corporation. From 1990 to 1992, Mr. Vinson was vice president, secretary and assistant general counsel of Lockheed Corporation. Mr. Vinson has over twenty years of experience as an attorney for Lockheed, where he worked as counsel on a variety of major domestic and international programs and as counsel to management on a variety of transactional and litigation issues. Before joining Lockheed, Mr. Vinson served as a trial attorney for Phillips Petroleum Company, and prior to that was a member of the Air Force Judge Advocate General Corps. Mr. Vinson is currently a director and the chairman of Siemens Government Services, Inc., and a director and the chairman of SAP Government Support and Services, Inc. Mr. Vinson also serves as a director and the chairman of Westminster Free Clinic, a healthcare provider that provides free medical services to the homeless and working poor. Mr. Vinson received a B.S. degree from the United States Air Force Academy and received a J.D. degree from the U.C.L.A. School of Law in 1969.

Lawrence Keith Wimbush.  Mr. Wimbush is a retired senior executive. Currently, he is adjunct professor of law at Thomas Cooley Law School. From 2003 to 2005, he served as senior client partner and co-practice leader in the legal specialist group of Korn/Ferry International, an executive recruitment firm. Mr. Wimbush is a director of United Rentals, Inc., the largest equipment rental company in the world with annual revenues of approximately $4 billion dollars, and more than 670 rental locations throughout the United States, Canada and Mexico. Mr. Wimbush assumed this position in 2006 and he is also serving on the audit committee and chairs the transaction and litigation committees. He is also a director of United Rentals North America, Inc. He is director emeritus and past president of Westchester/Fairfield Chapter of Association of Corporate Counsel of America. He previously served on the boards of Pace Law School, Brunswick School, Norwalk Community College, Waterside School and the National Foundation for Teaching Entrepreneurship (Fairchester Region). Mr. Wimbush graduated magna cum laude from Rutgers College with a B.A. in Political Science in 1975 and received his J.D. from Harvard Law School in 1978.

Larry D. Yost.  Mr. Yost retired in 2005 as chairman and chief executive officer of ArvinMeritor, Inc., a global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. From 1997 until the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was chairman and chief executive officer of Meritor, a supplier of automotive components and systems. He has been a director of Intermec since 2002, and is chair of the compensation committee. He is also a director of Kennametal, Inc. (previously chairman and currently lead director), Milacron Inc. (where he is the lead director and chairman of the compensation committee) and Actuant Corporation. Mr. Yost is also a director of the Economic Club of Detroit. He also serves on the board of trustees of the Citizens Research Council of Michigan and the board of regents of the Milwaukee School of Engineering. He was a director of National Center for Educational Accountability, Inc. Mr. Yost received a B.S. degree in industrial management from Milwaukee School of Engineering in 1959. He also attended Cleveland State University and Case Western Reserve University.

Compensation of Anheuser-Busch Directors

If elected to the Anheuser-Busch Board, the Nominees will not receive any form of compensation or indemnification from InBev for their service as directors of Anheuser-Busch. They will, however, receive whatever compensation for directors the Anheuser-Busch Board has established unless and until the Anheuser-Busch Board determines to change such compensation. The following discussion summarizes Anheuser-Busch’s compensation of directors based solely on Anheuser-Busch’s proxy statement on Schedule 14A filed with the SEC on March 10, 2008 and post-effective amendment number 1 to Anheuser-Busch’s Form S-8 registration statement filed with the SEC on April 23, 2008.

Each director who is not an employee of Anheuser-Busch is paid an annual retainer of $75,000, which each director may elect to receive in stock, cash or a combination of stock and cash. Each non-employee director also receives a fee of $2,000 for each Anheuser-Busch Board meeting attended and a fee of $2,000 for attendance at a meeting of a committee of the Anheuser-Busch Board on which the director serves or to which the director is invited to attend, and for any other scheduled meeting of directors at which less than a quorum of the Anheuser-Busch Board is present. Annual fees of $10,000 each are paid to the chairs of the compensation, conflict of interest, corporate governance, finance and pension committees. An annual fee of $15,000 is paid to the chair of the audit committee. Anheuser-Busch pays the travel and accommodation expenses of directors and (when requested by Anheuser-Busch) their spouses to attend meetings and other corporate functions, along with any taxes related to such payments. Such travel is generally by Anheuser-Busch’s aircraft if available. As part of their continuing education, directors are encouraged to visit Anheuser-Busch’s facilities and Anheuser-Busch pays their expenses related to such visits. Anheuser-Busch reimburses directors for their expenses in connection with attending director education courses. Anheuser-Busch also provides each non-employee director who has never been an employee of Anheuser-Busch group term life insurance coverage of $50,000, which coverage remains in effect following the director’s retirement from the Anheuser-Busch Board, and directors are eligible to participate in the Anheuser-Busch Foundation Matching Gift Program on the same terms as all employees of Anheuser-Busch. The Matching Gift Program provides a dollar for dollar match of employee or director gifts to eligible educational institutions, up to a maximum of $10,000 per participant per year.

Anheuser-Busch owns corporate aircraft and corporate residences. Directors using the corporate aircraft and corporate residences for Board purposes may be permitted to invite family members or other guests to accompany them on the aircraft or to join them in the use of the corporate residences for the limited period the director is on Board business.

Directors who are not employees of Anheuser-Busch who serve as representatives of the Anheuser-Busch Board on the board of an affiliated company receive an additional annual fee of $75,000 less any board service fees paid to the director during the year by that affiliated company.

Under a deferred compensation plan, non-employee directors may elect to defer payment of part or all of their directors’ fees. At the election of the director, deferred amounts are credited to a market based fixed income account or a share equivalent account. The amounts deferred under the plan are paid in cash commencing on the date specified by the director. At the director’s election, such payments may be made either in a lump sum or over a period not to exceed ten years.

Non-employee directors receive an annual grant of options to purchase 5,000 shares of Common Stock. If a director is unable to own shares of Common Stock due to possible conflicts with state alcoholic beverage control laws, such director receives 5,000 stock appreciation rights (“SARs”) payable in cash in lieu of stock options. The exercise price of these options and SARs is equal to the fair market value of one share of Common Stock on the date of grant. The options and SARs become exercisable over three years and expire ten years after grant. Options and SARs normally vest in three equal installments on each of the first three anniversaries of their grant date.

Prior to the 2008 annual meeting, each non-employee director received an annual award of 500 shares of restricted stock. If any director was unable to own shares of Common Stock due to possible conflicts with state alcoholic beverage control laws, such director received 500 restricted stock units payable in cash in lieu of shares of restricted stock. The restricted stock and the restricted stock units were to vest ratably over three years.

At the 2008 annual meeting, the 2008 Long-Term equity incentive plan for non-employee directors was approved. Under the plan, the annual awards of 5,000 options and 500 shares of restricted stock were replaced with an annual award of restricted stock or deferred stock units with a value of $120,000.

Other than as described herein, InBev is not aware of any arrangements pursuant to which non-employee directors of Anheuser-Busch were to be compensated for services as directors during Anheuser-Busch’s last fiscal year.

Except as otherwise set forth herein, since January 1, 2007, none of the Nominees nor any of their “associates” (as defined in Rule 14a-1(a) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans or other compensation from, or in respect of services rendered on behalf of, Anheuser-Busch, or is subject to any arrangement described in Item 402 of Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended. To the extent Mr. August A. Busch IV and Mr. August A. Busch III are deemed to be “associates” of Mr. Adolphus A. Busch IV, according to Anheuser-Busch’s publicly available filings with the SEC, such individuals have received compensation from Anheuser-Busch.

Arrangement between InBev and the Nominees

Pursuant to a nomination agreement with each of the Nominees (each, a “Nomination Agreement”), InBev has agreed to pay each Nominee $50,000 and 10 shares of Common Stock in consideration of his or her agreement to become a nominee of InBev for election as an independent director of Anheuser-Busch and to be named in any of the written consent materials of InBev in connection with the solicitation in favor of the Nominees’ election to the Anheuser-Busch Board, to reimburse each Nominee for his or her reasonable expenses incurred in the performance of his or her responsibilities as a nominee and to pay the reasonable legal fees and expenses of a single independent legal counsel selected collectively by and acting for the Nominees as nominees. InBev has also agreed, subject to certain conditions set forth in the Nomination Agreement, to indemnify, defend and hold harmless each Nominee from and against any and all losses, claims, damages, liabilities, judgments, costs and expenses (including reasonable fees and disbursements of counsel and costs of investigation) to which such Nominee may become subject or which such Nominee may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon his or her being a nominee for election to the Anheuser-Busch Board. Pursuant to the Nomination Agreement, each Nominee also has agreed to serve as a director and to act in the best interests of Anheuser-Busch and its stockholders and to exercise his or her independent judgment in accordance with his or her fiduciary duties in all matters that come before the Anheuser-Busch Board. Other than the Nomination Agreement, there is no arrangement or understanding between any Nominee and any other person or persons, including InBev, pursuant to which any Nominee was selected as a nominee for election to the Anheuser-Busch Board. A form Nomination Agreement is included in Annex C of this Consent Statement.

Additional Information Concerning the Nominees

The Nominees have furnished additional miscellaneous information required by the SEC rules and applicable law, which information is located in Annex A of this Consent Statement.

INBEV IS ASKING YOU TO CONSENT TO THE ELECTION OF ALL NOMINEES.

They are highly qualified, experienced and well-respected members of the business community whose only commitment to InBev is that they will, if elected, act in the best interests of Anheuser-Busch and its stockholders and exercise their independent judgment in accordance with their fiduciary duties in all matters that come before the Anheuser-Busch Board. Support of the Proposals by holders of at least a majority of the then outstanding Common Stock will send a strong signal to the Anheuser-Busch Board to constructively engage with InBev regarding the Business Combination Offer and, should the newly elected directors deem it appropriate in the exercise of their fiduciary duties, approve and recommend to the Anheuser-Busch stockholders a business combination with InBev, and take any other appropriate actions necessary to facilitate its consummation.

We do not believe the election of the Nominees to the Anheuser-Busch Board will preclude their consideration of any competing bids or proposals for the acquisition of Anheuser-Busch.

VOTING SECURITIES

According to Anheuser-Busch’s public filings, the shares of Common Stock constitute the only class of outstanding voting securities of Anheuser-Busch, and as of March 31, 2008 there were 713,074,864 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote, and only record holders of Common Stock are entitled to execute consents. Anheuser-Busch’s stockholders do not have cumulative voting rights.

PROCEDURAL INSTRUCTIONS

The Bylaw Restoration Proposal.  You may consent to the Bylaw Restoration Proposal by marking the box “CONSENT” on the enclosed BLUE consent card. You may also withhold your consent to the Bylaw Restoration Proposal by marking the proper box on the consent card. You may abstain from consenting to the Bylaw Restoration Proposal by marking the proper box on the consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the Bylaw Restoration Proposal, you will be deemed to consent to the Bylaw Restoration Proposal.

INBEV URGES YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL.

The Removal Proposal.  You may consent to the Removal Proposal by marking the box “CONSENT” on the enclosed BLUE consent card. You may also withhold your consent for the Removal Proposal by marking the proper box on the enclosed consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the Removal Proposal, you will be deemed to consent to the Removal Proposal.

INBEV URGES YOU TO CONSENT TO THE REMOVAL PROPOSAL.

The Election Proposal.  You may consent to the election of all the Nominees by marking the “CONSENT” box on the enclosed BLUE consent card. You may also withhold your consent for the entire slate of Nominees by marking the proper box on the enclosed BLUE consent card. You may also withhold your consent from any one or more of the Nominees by marking the box “CONSENT” and writing the designated number of any Nominee you wish to withhold your consent from in the space provided on the BLUE consent card. If the BLUE consent card is signed and dated, but no direction is given with respect to the election of Nominees, you will be deemed to consent to the election of all Nominees.

INBEV URGES YOU TO CONSENT TO THE ELECTION OF ALL NOMINEES.

Although InBev has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any vacancy in the slate nominated by InBev occurs because any of the Nominees is not available for election, the persons named on the BLUE consent card may designate such other nominee or nominees as they desire to be elected to the Anheuser-Busch Board.

Revocation of Written Consents.  An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the record holder that granted such consent. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to InBev, in care of Innisfree M&A Incorporated, or to the principal executive offices of Anheuser-Busch. Although a revocation is effective if delivered to Anheuser-Busch, InBev requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to InBev in care of Innisfree M&A Incorporated at 501 Madison Avenue, 20th Floor, New York, New York 10022, so that InBev will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

YOUR CONSENT IS IMPORTANT.

Your CONSENT to the Bylaw Restoration Proposal, the Removal Proposal and/or election of all the Nominees to the Anheuser-Busch Board will send a strong message that you wish the Anheuser-Busch Board to pursue a transaction between Anheuser-Busch and InBev.

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Anheuser-Busch’s Restated Certificate of Incorporation does not contain any such contrary provision.

On July [  ], 2008, pursuant to Anheuser-Busch’s bylaws, InBev provided written notice to the secretary of Anheuser-Busch requesting that the Anheuser-Busch Board fix a record date for determining stockholders entitled to give their written consent in connection with this consent solicitation, and on [  ], 2008, Anheuser-Busch notified InBev that the Board had fixed [  ], 2008 as the record date for the determination of Anheuser-Busch’s stockholders who are entitled to execute, withhold or revoke consents relating to this consent solicitation.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Anheuser-Busch within 60 days of the earliest dated written consent delivered to Anheuser-Busch. InBev expects to receive consents dated as early as [  ], 2008. Consequently, InBev expects that it will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of record of a majority of the shares of Common Stock outstanding as of the close of business on the Record Date no later than [  ], 2008. Nevertheless, we intend to set [  ], 2008 as the goal for submission of written consents. Effectively, this means that you have until [  ], 2008 to consent to the Proposals. WE URGE YOU TO ACT PROMPTLY TO ENSURE THAT YOUR CONSENT WILL COUNT. InBev reserves the right to submit to Anheuser-Busch consents at any time within 60 days of the earliest dated written consent delivered to Anheuser-Busch.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of the solicitation.

APPRAISAL RIGHTS

Anheuser-Busch’s stockholders are not entitled to appraisal rights under Delaware law in connection with the Proposals or this Consent Statement.

OTHER INFORMATION

Participants in the Solicitation and Solicitation of Written Consents

InBev is a public company organized under the laws of Belgium with its principal executive offices located at Brouwerijplein 1, 3000 Leuven, Belgium.

InBev’s origins date back to 1366, and today, it is a leading global brewer. As a true consumer-centric, sales driven company, InBev manages a carefully segmented portfolio of more than 200 brands. This includes true beer icons with global reach like Stella Artois® and Beck’s®, fast growing multicountry brands like Leffe® and Hoegaarden®, and many consumer loved “local champions” like Skol®, Quilmes®, Sibirskaya Korona®, Chernigivske®, Sedrin®, Cass® and Jupiler®. InBev employs close to 89,000 people, running operations in over 30 countries across the Americas, Europe and Asia Pacific. In 2007, InBev realized 14.4 billion euro of revenue.

Except as otherwise disclosed in this Consent Statement, since January 1, 2007, there has not been and there is no currently proposed transaction or series of transactions, in which Anheuser-Busch was or is to be a participant and the amount involved exceeds $120,000, and in which InBev or any associate of InBev had or will have any direct or indirect material interest.

Since 1980, InBev and Anheuser-Busch have had an ongoing commercial relationship based on several successful collaboration arrangements in the U.S., Canada and South Korea.

On January 1, 1998, Labatt Brewing Company Limited (“LBCL”), an indirect subsidiary of InBev, entered into long term licensing agreements with Anheuser-Busch, Incorporated, a subsidiary of Anheuser-Busch, for Budweiser® and Bud Light® brands. The licensing agreements between LBCL and Anheuser-Busch, Incorporated grant LBCL the right to manufacture, package, sell and distribute the brands in Canada, using Anheuser-Busch, Incorporated’s trademarks, trade secrets and know-how relative to the manufacturing of the brands, and provide marketing spending commitments designed to grow the brands in Canada. In addition, in 2005, LBCL and Anheuser-Busch, Incorporated entered into medium-term licensing agreements for Busch® and Busch Light® brands. The parties have also entered into supplemental shared marketing spend agreements on Budweiser® and Bud Light®, and share National Football League sponsorship rights fees through 2011. In 2007, Anheuser-Busch brands sold by LBCL represented 38.3% of LBCL’s total sales volumes. According to InBev’s estimates, the Budweiser® brand is currently the largest selling brand in terms of volume in Canada.

Oriental Brewery Co., Ltd. (“OB”), a subsidiary of InBev, and Anheuser-Busch signed a Restated and Amended Technology Inducement and Trademark License Agreement on January 1, 2000. The agreement has a term of 10 years and may be renewed. The agreement permits OB to manufacture and sell Budweiser®, Bud®, Eagle Design and Anheuser-Busch brand beer in the Republic of South Korea and calls upon the parties to reach certain sales and manufacturing quotas. In addition, in February 2007, OB and Anheuser-Busch entered into a Distribution Agreement. Further to this agreement, OB obtained the exclusive right to distribute Bud Ice® in South Korea. The agreement will end in December 2009. In 2007, Anheuser-Busch brands sold by OB represented about 2.5% of OB’s total beer sales volumes in South Korea.

InBev and Anheuser-Busch signed a distribution and import agreement on November 30, 2006, as amended, for Anheuser-Busch to import certain of InBev’s European brands. Further to this agreement, Anheuser-Busch became the exclusive U.S. importer of a number of InBev’s premium European import brands, including Stella Artois®, Beck’s®, Bass Pale Ale®, Hoegaarden®, Leffe® and other select InBev brands. Anheuser-Busch imports these premium brands and is responsible for their sales, promotion and distribution in the United States. In 2007, the total volume of European import brands of InBev sold by Anheuser-Busch amounted to approximately 2 million hectoliters.

No associate of InBev owns beneficially, either directly or indirectly, any securities of Anheuser-Busch.

Except as otherwise disclosed in this Consent Statement, InBev does not have a substantial interest, either direct or indirect, by security holdings or otherwise, in the matters to be acted upon pursuant to this Consent Statement.

Except as set forth in this Consent Statement, InBev: (i) does not own any class of securities of Anheuser-Busch of record that it does not own beneficially; (ii) does not own beneficially, either directly or indirectly, any class of securities of Anheuser-Busch or of any subsidiary of Anheuser-Busch; (iii) has not purchased or sold any securities of Anheuser-Busch within the past two years; and (iv) is not or was not within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Anheuser-Busch, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of written consents.

As of the date of this Consent Statement, InBev owns of record and beneficially 100 shares of Common Stock which it purchased on June 11, 2008. On June 30, 2008, InBev purchased 150 shares of Common Stock for transfer to the Nominees and certain other persons. Within the past two years, InBev has not sold any shares of Common Stock.

Solicitation of BLUE consent cards by or on behalf of InBev and other participants in this solicitation may be conducted by mail, facsimile, courier services, telephone, telegraph, the Internet, e-mail, newspapers, advertisements and other publications of general distribution and in person. InBev may, from time to time, request that certain of its senior management employees assist with the solicitation as part of his or her duties in the normal course of his or her employment without any additional compensation for the solicitation. Information regarding directors, officers and employees of InBev who may assist in the solicitation is included in Annex B of this Consent Statement.

InBev has retained Innisfree M&A Incorporated for consulting, analytic and information agent and consent solicitation services. Under its engagement letter, Innisfree is entitled to receive a non-refundable fee of $75,000 which covered the first month of services commencing on July 1, 2008, and $50,000 per month thereafter until such time as the retainer of Innisfree is terminated by InBev. In addition, if Innisfree is requested to make calls to or receive calls from individual retail investors, InBev will pay Innisfree $5.00 per such call, which amount will include all line charges. In the event of a consent solicitation, InBev agreed to pay Innisfree an additional fee not to exceed $1,000,000 payable as follows: (i) $250,000 upon filing of a preliminary consent statement, (ii) $250,000 upon mailing of definitive consent solicitation materials, (iii) $250,000 thirty days after the mailing of the consent solicitation materials, and (iv) $250,000 sixty days after the mailing of the consent solicitation materials; provided that such payments upon mailing of the consent solicitation materials will be pro-rated based on the number of days elapsed from the mailing of the consent solicitation materials in the event that the consent solicitation is withdrawn. InBev will also pay Innisfree a success fee of $250,000 upon the execution of a merger agreement between InBev and Anheuser-Busch. InBev has agreed to pay, advance funds for or reimburse Innisfree for its reasonable expenses and fees and, subject to certain terms and conditions, to indemnify Innisfree against all claims liabilities, losses, damages and expenses arising out or relating to the rendering of such services by Innisfree or related services requested by InBev. It is anticipated that approximately 150 people will be employed by Innisfree in connection with the solicitation of written consents for the Proposals.

InBev may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding, at InBev’s request, all materials related to the consent solicitation to the beneficial owners of shares of Common Stock they hold of record.

InBev will pay all costs of the solicitation of BLUE consent cards and will not seek reimbursement of those costs from Anheuser-Busch. InBev estimates the total amount to be spent in furtherance of or in connection with the solicitation of security holders of Anheuser-Busch to be approximately $[          ] million. InBev’s aggregate expenditures to date in furtherance of or in connection with the solicitation of security holders of Anheuser-Busch are less than $[          ] million.

Neither InBev nor any associate of InBev has any arrangement or understanding with any person with respect to any future employment by Anheuser-Busch or its affiliates, or with respect to any future transactions to which Anheuser-Busch or its affiliates will or may be a party.

Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

According to Anheuser-Busch’s definitive proxy statement on Schedule 14A filed with the SEC on March 10, 2008 in relation to the 2008 annual meeting, proposals intended to be presented at the 2009 annual meeting of stockholders must be received by Anheuser-Busch at its principal executive offices no later than November 10, 2008 for inclusion in Anheuser-Busch’s proxy statement and form of proxy relating to the 2009 annual meeting. Stockholders of record who do not submit proposals for inclusion in the proxy statement but who intend to submit a proposal at the 2009 annual meeting of stockholders, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the vice president and secretary of Anheuser-Busch and received at Anheuser-Busch’s principal executive offices not earlier than December 24, 2008 and not later than January 23, 2009, and must satisfy certain other requirements specified in Anheuser-Busch’s by laws.

Security Ownership of Certain Beneficial Owners and Management of Anheuser-Busch

Information regarding security ownership of certain beneficial owners and management of Anheuser-Busch is included in Annex D of this Consent Statement.

ANNEX A

MISCELLANEOUS INFORMATION CONCERNING THE NOMINEES

The business address of each Nominee is as follows:

Marjorie L. Bowen
225 Sixth Street
Manhattan Beach, CA 90266

Adolphus A. Busch IV
254 Hanley Industrial Court
St. Louis, MO 63144

G. Peter D’Aloia
1 Centennial Avenue
Piscataway, NJ 08854

Ronald W. Dollens
Dollens Family Office
P.O. Box 80238
Indianapolis, IN 46280

James E. Healey
400F Lake Street
Ramsey, NJ 07446

John N. Lilly
80 South 8th Street, 4900 IDS Center
Minneapolis, MN 55402

Allan Z. Loren
110 Central Park South, Apt. 11B
New York, NY 10019

Ernest Mario
350 South River Road
New Hope, PA 18938

Henry A. McKinnell
2720 Marsh Hawk
Jackson, WY 83001

Paul M. Meister
1 Liberty Lane
Hampton, NH 03862

William T. Vinson
5560 E. Napoleon Avenue
Oak Park, CA 91377

Lawrence Keith Wimbush
25721 Shore Line Drive
Novi, MI 48374

Larry D. Yost
4531 Carrara Court
Jacksonville, FL 32224

None of the Nominees holds a position or office with Anheuser-Busch, and none of the Nominees has ever served on the Anheuser-Busch Board.

Except as set forth below, to InBev’s knowledge, none of the Nominees: (i) owns any class of securities of Anheuser-Busch of record that he or she does not own beneficially; (ii) owns beneficially, either directly or indirectly, any class of securities of Anheuser-Busch or of any subsidiary of Anheuser-Busch; (iii) has purchased or sold any securities of Anheuser-Busch within the past two years; or (iv) is or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Anheuser-Busch, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Adolphus A. Busch IV has beneficial ownership of 215,608 shares of Common Stock. Mr. Adolphus A. Busch IV also indirectly owns 3,155 shares of Common Stock, which belong to his minor children. In addition, Mr. Adolphus A. Busch IV together with Bank of America and Lou Sussman is a trustee of certain Article X (generation skipping) trusts which hold 89,428 shares of Common Stock. Within the past two years, Mr. Adolphus A. Busch IV and/or one or more of the trusts of which he is a trustee purchased options on Common Stock on the following dates: 40,000 options on September 8, 2006 and 40,000 options on January 22, 2007. Within the past two years Mr. Adolphus A. Busch IV and/or one or more of the trusts of which he is a trustee sold shares of Common Stock or options on Common Stock on the following dates: 40,000 options on September 8, 2006, 40,000 shares on January 24, 2007, 4,000 shares on May 25, 2007, 3,100 shares on August 29, 2007, 9,900 shares on September 20, 2007, 9,675 shares on October 10, 2007, 10,000 shares on November 23, 2007, 10,000 shares on December 20, 2007, 5,000 shares on May 21, 2008, 5,000 shares on May 23, 2008 and 15,000 shares on June 20, 2008.

Within the past two years, on June 11, 2008, a family limited partnership, of which James E. Healey is a limited partner, sold 300 shares of Common Stock.

Within the past two years, on May 15, 2008, Allan Z. Loren sold 4,000 shares of Common Stock.

Ernest Mario beneficially owns 7,405 shares of Common Stock through the following three entities: Ernest & Mildred M. Mario Revocable Trust (where Dr. Mario is a co-trustee and co-beneficiary; Mario Family Partners, LP (where Dr. Mario owns 1% general partner interest) and Mario Family Foundation (where Dr. Mario is a director). Bessemer Trust has full discretion over the Mario family accounts. The following purchases and sales of shares of Common Stock within the past two years were conducted at Bessemer Trust’s full discretion. Ernest & Mildred M. Mario revocable trust purchased a total of 3,995 shares of Common Stock on the following dates: 2,000 shares on September 5, 2006, 250 shares on September 21, 2006, 750 shares on September 22, 2006, 250 shares on September 25, 2006, 250 shares on September 26, 2006, 152 shares on December 14, 2007, 276 shares on December 24, 2007, 31 shares on February 29, 2008 and 36 shares on March 4, 2008. Mario Family Partners, LP purchased a total of 1,435 shares of Common Stock on the following dates: 275 shares on August 2, 2007, 100 shares on August 29, 2007, 500 shares on October 15, 2007, 300 shares on November 1, 2007, 50 shares on November 2, 2007, 50 shares on November 7, 2007, 64 shares on November 8, 2007, 61 shares on December 12, 2007, 29 shares on December 14, 2007 and 6 shares on February 29, 2008. Mario Family Foundation purchased a total of 1,975 shares of Common Stock on the following dates: 959 shares on January 22, 2008, 84 shares on February 5, 2008, 240 shares on February 6, 2008, 502 shares on February 11, 2008, 153 shares on February 29, 2008 and 37 shares on March 4, 2008.

Except as otherwise set forth in the Consent Statement, no associate of any Nominee owns beneficially, either directly or indirectly, any securities of Anheuser-Busch. To the extent Mr. August A. Busch IV and Mr. August A. Busch III are deemed to be “associates” of Mr. Adolphus A. Busch IV, according to Anheuser-Busch’s publicly available filings with the SEC, such individuals hold securities of Anheuser-Busch.

None of the Nominees or any associates of the Nominees has any arrangement or understanding with any person with respect to any future employment by Anheuser-Busch or its “affiliates” (as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act), or with respect to any future transactions to which Anheuser-Busch or its affiliates will or may be a party.

Except inasmuch as the Nomination Agreement provides that a Nominee agrees to stand for election to the Anheuser-Busch Board if nominated by InBev and to serve as a director if elected, and each Nominee has acknowledged that he or she will, if elected, act in the best interests of Anheuser-Busch and its stockholders and will exercise his or her independent judgment in accordance with his or her fiduciary duties in all matters that come before the Anheuser-Busch Board, other than as described herein, none of the Nominees has a substantial interest, either direct or indirect, by security holdings or otherwise, in the matters to be acted upon pursuant to the Consent Statement.

Other than as described in the Consent Statement, there are no blood, marriage or adoption relationships (other than relationships more remote than first cousin) between any of the Nominees, or between any of the Nominees and any director or executive officer of Anheuser-Busch or, to the knowledge of InBev as of the date of this Consent Statement, any nominee to become a director or executive officer of Anheuser-Busch.

There are no material proceedings to which any of the Nominees or any of their associates is a party adverse to Anheuser-Busch or any of its subsidiaries, or proceedings in which such Nominees or any of their associates have a material interest adverse to Anheuser-Busch or any of its subsidiaries.

Other than as described herein, since January 1, 2007, there has not been and there is no currently proposed transaction or series of transactions, in which Anheuser-Busch was or is to be a participant and the amount involved exceeds $120,000, and in which any Nominee or any associate of any Nominee or any immediate family member of any Nominee or any such associate had or will have any direct or indirect material interest.

Anheuser-Busch leases approximately 267 acres located in St. Louis County, Missouri and certain other property (“Grant’s Farm”), in part from an Article IX trust of which Mr. Adolphus A. Busch IV (together with Lou Sussman and Bank of America) is a trustee and in part from Grant’s Farm Manor, Inc. The lease arrangements for Grant’s Farm require Anheuser-Busch to pay a fixed annual rent and a percentage of income generated from on-site concession operations. Anheuser-Busch is required to reimburse maintenance and certain other expenses associated with each of the leased properties. Anheuser-Busch has certain rights of first refusal and other limited purchase rights relating to the Grant’s Farm land and some of the leased personal property, and to a private residence situated within the leased premises and certain personal property associated with the residence. According to publicly available information, for the year 2007, Anheuser-Busch paid in the aggregate $4,222,177 under these lease arrangements.

None of the Nominees has been involved in any legal proceedings during the past five years described in Item 401(f) of Regulation S-K that is required to be disclosed as material for purposes of an evaluation of the ability or integrity of the Nominee.

None of the Nominees has failed to file with the SEC on a timely basis any report on Form 3, Form 4 or Form 5 or any amendment thereto required to be filed by such Nominee under Section 16 of the Exchange Act with respect to Anheuser-Busch.

ANNEX B

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF WRITTEN CONSENTS

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of InBev who may assist in InBev’s solicitation of written consents in connection with the Consent Statement, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to the Nominees is included in the section titled “THE NOMINEES” and Annex A of the Consent Statement. To the extent any of these individuals assists InBev in its solicitation of written consents, these persons may be deemed “participants” under SEC rules.

Directors, Officers and Employees of InBev

The name and principal occupations or employment of each director, officer and employee of InBev who may be deemed a “participant” are set forth below. For each person, the principal business address is care of InBev S.A., Brouwerijplein 1, 3000 Leuven, Belgium. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with InBev.

	Present Position with InBev or Other Principal	Address of Principal Employer
Name	Occupation or Employment	(only if other than InBev)

Carlos Brito	Chief Executive Officer
Felipe Dutra	Chief Financial Officer
Jorge Paulo Lemann	Director

Interests of Participants and Other Potential Participants

To InBev’s knowledge, with respect to the individuals listed above under “Directors, Officers and Employees of InBev” in this Annex B, no such person: (i) owns any class of securities of Anheuser-Busch of record that it does not own beneficially; (ii) owns beneficially, either directly or indirectly, any class of securities of Anheuser-Busch or of any subsidiary of Anheuser-Busch; (iii) has purchased or sold any securities of Anheuser-Busch within the past two years; or (iv) is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Anheuser-Busch, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of written consents.

Except as otherwise set forth in the Consent Statement, no associate of any individual listed above under “Directors, Officers and Employees of InBev” in this Annex B owns beneficially, either directly or indirectly, any securities of Anheuser-Busch.

No individual listed above under “Directors, Officers and Employees of InBev” in this Annex B nor any associate of any such individual has any arrangement or understanding with any person with respect to any future employment by Anheuser-Busch or its affiliates, or with respect to any future transactions to which Anheuser-Busch or its affiliates will or may be a party.

No individual listed above under “Directors, Officers and Employees of InBev” in this Annex B has a substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be acted upon pursuant to the Consent Statement.

Except as otherwise set forth in the Consent Statement, since January 1, 2007, there has not been and there is no currently proposed transaction or series of transactions in which Anheuser-Busch was or is to be a participant and the amount involved exceeds $120,000, and in which any individual listed above under “Directors, Officers and Employees of InBev” in this Annex B or any associate of any such individual or any immediate family member of any such individual or any such associate had or will have any direct or indirect material interest.

B-1

ANNEX C

FORM OF NOMINATION AGREEMENT

[Nominee Address]

Dear [Nominee]:

This letter agreement, dated July 2, 2008 (this “Agreement”), is with reference to your agreement to become a nominee of InBev NV/SA, a company organized under the laws of Belgium (“InBev”), for election as an independent director (a “Nominee”) of Anheuser-Busch Companies, Inc., a Delaware corporation (“Anheuser-Busch”). InBev desires to solicit written consents of stockholders in lieu of a special meeting (the “Consent Solicitation”), among other things, to remove all members of the Board of Directors of Anheuser-Busch (the “Board”) and any other person or persons (other than the persons elected pursuant to the Consent Solicitation) elected or appointed to the Board to fill any vacancy or newly-created directorship, and to replace such removed directors with the Nominees.

A. Responsibilities of Nominee.

(a) You agree (i) to be named as a Nominee in any and all solicitation materials prepared by InBev in connection with the Consent Solicitation, (ii) to provide true and complete information concerning your background, experience, abilities and integrity as may be requested from time to time by InBev (including, without limitation, all information required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to be disclosed in a consent solicitation statement, or other materials prepared by InBev in connection with the Consent Solicitation (collectively, the “Consent Solicitation Statement”)), and not to omit information that may be material to an understanding of your background, experience, abilities and integrity, (iii) that your agreement to be a Nominee, and the information referred to in clause (ii) of this paragraph (a) may be disclosed by InBev, in its Consent Solicitation materials or otherwise, and (iv) if elected, to serve as a director of Anheuser-Busch, and in that capacity to act in the best interests of Anheuser-Busch and its stockholders and to exercise your independent judgment in accordance with your fiduciary duties in all matters that come before the Board. You represent that the information supplied to InBev in your completed questionnaire, in any follow-up questions from InBev and any related supplement provided by you (together, the “Questionnaire”) relating to your being a Nominee is true and complete and does not omit information that may be material to an understanding of your background, experience, abilities and integrity. In addition, you agree that, concurrently with your execution of this Agreement, you will execute a letter, in the form attached as Exhibit A, in which you consent to being a Nominee, consent to being named in the Consent Solicitation Statement as a Nominee and, if elected, consent to serving as a director of Anheuser-Busch. You agree that you will promptly provide InBev with (x) any updates to the information you have previously supplied to InBev in order to satisfy your obligation under paragraph (a)(ii) of this Section A and your representations in the Questionnaire, and (y) such additional information as may reasonably be requested by InBev in connection with your nomination for election to the Board. You also agree not to dispose of or otherwise transfer the ten (10) shares of common stock, par value $1.00, of Anheuser-Busch (by way of sale, assignment, grant or otherwise) granted to you pursuant to Section C of this Agreement until the first anniversary date of this Agreement.

(b) The parties acknowledge and agree that you are not an employee or an agent or otherwise a representative of InBev, and that you are independent of, and not controlled by or acting at the direction of, InBev and that, if elected, you will be acting as a director of Anheuser-Busch, on behalf of Anheuser-Busch and all of the stockholders of Anheuser-Busch and will in no way be controlled by or acting at the direction of InBev. You shall have no authority to act as an agent of InBev and you shall not represent the contrary to any person.

B. Responsibilities of InBev. Notwithstanding anything in this Agreement to the contrary, InBev is not obligated to nominate you to the Board or to commence or complete the Consent Solicitation.

C. Compensation. In consideration of your agreement to become a Nominee and to be named in the Consent Solicitation Statement, promptly following the date hereof, InBev shall (i) pay to you a one-time payment in the amount of fifty thousand US dollars ($50,000), and (ii) grant and deliver to you ten (10) shares of common stock, par value $1.00, of Anheuser-Busch.

D. Expenses. InBev agrees that for the period starting from the date of this Agreement and ending at the earlier of (x) your election to the Board (or if the election or qualification of members to the Board is contested on any grounds, such later date that such contest is resolved) and (y) the date you have been notified by InBev that it will not commence the Consent Solicitation or has abandoned the Consent Solicitation or will not nominate you to the Board or that the requisite number of votes for your election to the Board has not been obtained, InBev will (i) promptly reimburse you for all reasonable expenses (including first class air travel) incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable legal fees and expenses incurred by one independent legal counsel selected collectively by and acting on behalf of all Nominees proposed by InBev as independent directors of Anheuser-Busch (the “Independent Counsel”).

E. Indemnification.

(a) As a material inducement to you to become a Nominee, InBev hereby agrees to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable fees and disbursements of counsel and costs of investigation) (collectively, “Losses”) to which you may become subject or which you may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your being a Nominee, except to the extent such Loss arises or results from your willful misconduct or any untrue statement or omission made by you or made by InBev in reliance upon and in conformity with information furnished by you in writing expressly for use in any document made available to the public; it being understood that you are furnishing the Questionnaire expressly for use in the Consent Solicitation Statement and other filings to be made publicly available in connection with the Consent Solicitation.

(b) In the event of the commencement or threatened commencement of any action in respect of which you may seek indemnification from InBev hereunder, you will give prompt written notice thereof to InBev; provided that the failure to so provide prompt notice shall not relieve InBev of its indemnification obligations hereunder except to the extent that InBev is materially prejudiced as a result thereof. InBev shall timely pay all fees and disbursements of the Independent Counsel in respect of such action; however, you shall have the right to retain separate counsel, provided, that you shall be responsible for the fees of such counsel and costs of such participation unless either (i) you and InBev mutually agree to the retention of such counsel, or (ii) representation of you and other Nominees by the same counsel would be inappropriate due to actual or potential differing interests between you and them. InBev shall in no event be liable for any settlement by you of any such action effected without the prior written consent of InBev, which consent shall not be unreasonably withheld.

(c) InBev shall not settle, without your prior written consent (which you may withhold in your sole discretion), any action in any manner that would impose any penalty, obligation or limitation on you (other than monetary damages for which InBev agrees to be wholly responsible) or that would contain any language that could reasonably be viewed as an acknowledgement of wrongdoing on your part or otherwise as detrimental to your reputation.

(d) Your rights to indemnification under this Agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

(e) Notwithstanding anything to the contrary, if InBev has made payments to you pursuant to the indemnification and expense reimbursement provisions hereof and you subsequently are reimbursed by a third party therefor, you will remit such subsequent reimbursement to InBev.

F. General. Notices and other communications under this Agreement shall be in writing and delivered by a nationally-recognized overnight courier with tracking capability, if mailed to you, then to the address set forth above under your name, and, if mailed to InBev, then to the address indicated above in the letterhead. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this Agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this Agreement. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended except by mutual written consent; (iii) shall inure to the benefit of and be binding upon the parties and their respective heirs, representatives, successors, and assigns; and (iv) may be executed in counterparts and delivered by facsimile signatures.

G. Most Favored Nation. In the event that in connection with the Consent Solicitation InBev enters into any nomination agreement with any other individual with respect to such individual being a Nominee of InBev for election as a director of Anheuser-Busch, and such nomination agreement contains any term that is more favorable to such individual than this Agreement is to you, this Agreement shall be deemed to be amended automatically to incorporate such more favorable term. InBev agrees to notify you of any such amendment.

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement.

Very truly yours,

InBev NV/SA

By
Name:
Title:

Accepted and agreed to:

By
Name:

ANNEX D

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANHEUSER-BUSCH

The information set forth in this Annex D is based solely upon InBev’s review of Anheuser-Busch’s publicly available proxy statement on Schedule 14A filed with the SEC on March 10, 2008.

The following table shows the number of shares of the Common Stock that are beneficially owned by the directors, by each of the executives named in the summary compensation table in Anheuser-Busch’s proxy statement on Schedule 14A filed with the SEC on March 10, 2008, and by all directors and executive officers as a group as of January 31, 2008. As of January 31, 2008, there were 717,165,140 shares of Common Stock issued and outstanding. The number of shares shown for each individual does not exceed 1% of the Common Stock outstanding, with the exception of Mr. August A. Busch III, whose shares represent 1.3% of the Common Stock outstanding. The number of shares shown for all directors and executive officers as a group represents 4.5% of the Common Stock outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

	Number of
	Shares of		Share Units
	Common Stock		and Share
Name	Beneficially Owned		Equivalents(1)

W. Randolph Baker	2,322,786	(2)	41,070
Mark T. Bobak	952,023	(3)	14,372
August A. Busch III	9,174,427	(4)	2,595
August A. Busch IV	2,780,596	(5)	18,891
Carlos Fernandez G	58,327	(6)	0
James J. Forese	26,001	(7)	0
John E. Jacob	1,313,557	(8)	14,942
James R. Jones	37,912	(9)(10)	1,384
Charles F. Knight	66,001	(9)	90,750
Vernon R. Loucks, Jr.	38,001	(9)	4,647
Vilma S. Martinez	34,621	(9)	26,062
Douglas J. Muhleman	1,344,954	(11)	16,721
Michael J. Owens	1,025,422	(12)	14,204
William Porter Payne	39,449	(9)	2,851
Joyce M. Roché	35,257	(9)	8,029
Henry Hugh Shelton	34,715	(13)	1,209
Patrick T. Stokes	6,975,872	(14)	0
Andrew C. Taylor	77,203	(9)	1,828
Douglas A. Warner III	48,001	(9)	2,845
Edward E. Whitacre, Jr.	25,001	(6)	29,100
All directors and executive officers as a group (33 persons)	33,684,824	(15)

(1)	Includes share unit balances in Anheuser-Busch’s deferred compensation plan for non-employee directors and share equivalent balances held by executives in Anheuser-Busch’s 401(k) Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Anheuser-Busch’s Common Stock. The share units and share equivalents do not have voting rights.

(2)	The number of shares includes 2,007,277 shares that are subject to currently exercisable stock options, of which 67,000 are held in a family partnership, and 20,306 shares of unvested restricted stock.

(3)	The number of shares includes 911,147 shares that are subject to currently exercisable stock options and 18,585 shares of unvested restricted stock.

(4)	The number of shares includes 4,628,462 shares that are subject to currently exercisable stock options, of which 100,000 are held in trusts for the benefit of children of Mr. August A. Busch III, and 7,028 shares of unvested restricted stock. Of the shares shown, Mr. August A. Busch III has shared voting and shared investment power as to 1,059,836 shares and 2,048,064 shares are held in trusts of which Mr. August A. Busch III is income beneficiary and as to which he has certain rights, but as to which he has no voting or investment power. 85,348 shares beneficially owned by members of his immediate family are not included.

(5)	The number of shares includes 2,657,779 shares that are subject to currently exercisable stock options. Of those options, 50,000 were granted to Mr. August A. Busch III and presently are held in trust for the benefit of Mr. August A. Busch IV. Also included in the total are 67,847 shares of unvested restricted stock.

(6)	The number of shares includes 20,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(7)	The number of shares includes 15,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(8)	The number of shares includes 1,214,638 shares that are subject to currently exercisable stock options, of which 80,000 are held in a trust for the benefit of the child of Mr. Jacob, and 1,359 shares of unvested restricted stock.

(9)	The number of shares includes 33,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock. 4000 of the shares held by Mr. Loucks have been pledged as security.

(10)	Mr. Jones has shared voting and shared investment power with respect to 2,256 of these shares.

(11)	The number of shares includes 1,300,701 shares that are subject to currently exercisable stock options and 16,815 shares of unvested restricted stock.

(12)	The number of shares includes 964,624 shares that are subject to currently exercisable stock options and 14,628 shares of unvested restricted stock.

(13)	The number of shares includes 25,001 shares that are subject to currently exercisable stock options and 833 shares of unvested restricted stock.

(14)	The number of shares includes 6,569,247 shares that are subject to currently exercisable stock options (of which 1,366,621 are held in a family partnership), 351,252 shares that are held in a family partnership for which Mr. Stokes’ wife has shared voting and shared investment power, and 15,645 shares that are held in a trust in which Mr. Stokes and his wife have an economic interest, but as to which they have no voting or investment power. Also included are 13,613 shares of unvested restricted stock.

(15)	The number of shares stated includes 27,374,005 shares that are subject to currently exercisable stock options, 258,731 shares of unvested restricted stock, 2,048,064 of the shares that are referred to in Note 4, as to which Mr. August A. Busch III has no voting or investment power, and 366,897 of the shares that are referred to in Note 14 for which Mr. Stokes has no voting or investment power. 4,000 of the shares are pledged as security. The directors and executive officers as a group have sole voting and sole investment power as to 2,833,765 shares and shared voting and shared investment power as to 1,062,092 shares. 98,259 shares held by immediate family members or family trusts are not included and beneficial ownership of such shares is disclaimed.

The following table sets forth information regarding beneficial owners of more than 5% of the outstanding shares of the Common Stock.

Number of
Shares
Name and Address	Beneficially Owned	Percent of Class

Barclays Global Investors, NA and Affiliates 45 Fremont Street San Francisco, CA 94105	41,597,470(a)	5.67%(a)

(a)	This information is based on the Schedule 13G dated January 10, 2008 filed by Barclays Global Investors, NA and affiliates with the SEC reporting on beneficial ownership as of December 31, 2007. In addition to Barclays Global Investors, NA, affiliates on the filing are Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. According to the filing, the reporting persons have sole voting power with respect to 36,285,922 shares and sole investment power with respect to 41,597,470 shares.

PRELIMINARY COPY
SUBJECT TO COMPLETION
DATED [●], 2008

ANNEX E

PLEASE CONSENT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO CONSENT!

TO CONSENT BY MAIL, PLEASE DETACH CONSENT CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED
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THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF INBEV S.A.

This written consent is solicited on behalf of InBev S.A. (“InBev”), and not on behalf of the Board of Directors of Anheuser-Busch Companies, Inc., a Delaware corporation (“Anheuser-Busch”). Unless otherwise indicated below, the undersigned, a stockholder of record of shares of Common Stock, par value $1 per share (the “Common Stock”), of Anheuser-Busch, as of [            ], 2008, the record date established for determining stockholders entitled to consent to the following actions (the “Proposals”), hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock held by the undersigned, to the adoption of the below-described Proposals without a meeting of the stockholders of Anheuser-Busch.

This written consent revokes all prior written consents given by the undersigned with respect to the matters covered hereby.

Your consent is important. Please CONSENT immediately.
Please sign, date and return your written consent form in the enclosed postage-paid envelope.

[continued and to be signed on the reverse side]

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YOUR CONSENT IS IMPORTANT
PLEASE REVIEW THE CONSENT STATEMENT AND CONSENT TODAY IN ONE OF THREE WAYS:

1. Consent by Telephone – Please call toll-free in the U.S. or Canada at 1-XXX-XXX-XXXX on a touch-tone telephone. If outside the U.S. or Canada, call 1-XXX-XXX-XXXX. Please follow the simple instructions. You will be required to provide the unique control number printed below.

OR

2. Consent by Internet – Please access https://www.          , and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may consent by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet consent authorizes your consent in the same manner as if you had signed, dated and returned a consent card.

OR

3. Consent by Mail – If you do not wish to consent by telephone or over the Internet, please sign, date and return the consent card in the envelope provided, or mail to: InBev S.A., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO CONSENT BY MAIL, PLEASE DETACH CONSENT CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED
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BLUE

INBEV RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1, 2 AND 3 BELOW.

Proposal 1 (Bylaw Restoration Proposal): RESOLVED, that any provision of the bylaws of Anheuser-Busch Companies, Inc. as of the effectiveness of this resolution that were not included in the amended and restated bylaws filed with the Securities and Exchange Commission on June 26, 2008, be and are hereby repealed:

CONSENT  ☐       DOES NOT CONSENT  ☐       ABSTAIN  ☐

Proposal 2 (Removal Proposal): RESOLVED, that (i) each member of the board of directors of Anheuser-Busch Companies, Inc. at the time this resolution becomes effective, except to the extent that a court in Delaware finally determines as a matter of law that directors cannot be so removed, and (ii) each person appointed to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of Proposal 3 (Election Proposal), be and hereby is removed:

CONSENT  ☐       DOES NOT CONSENT  ☐       ABSTAIN  ☐

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Proposal 3 (Election Proposal): To elect each of the following thirteen (13) individuals to serve as a director of Anheuser-Busch Companies, Inc. (or, if any such nominee is unable or unwilling to serve as a director of Anheuser-Busch Companies, Inc., any other person designated as a nominee by the remaining nominee or nominees):

(01) Marjorie L. Bowen (02) Adolphus A. Busch IV (03) G. Peter D’Aloia (04) Ronald W. Dollens (05) James E. Healey (06) John N. Lilly (07) Allan Z. Loren	(08) Ernest Mario (09) Henry A. McKinnell (10) Paul M. Meister (11) William T. Vinson (12) Lawrence Keith Wimbush (13) Larry D. Yost

CONSENT  ☐       DOES NOT CONSENT  ☐       ABSTAIN  ☐

To withhold authority to consent to the election of one or more of the Nominees, check the “CONSENT” box above and write the candidate(s) number(s) for whom you wish to withhold your consent in the space below.

Neither Proposal 1 nor Proposal 2 is subject to, or is conditioned upon, the effectiveness of the other Proposals. Proposal 3 is conditioned in part upon the effectiveness of Proposal 2, If none of the then existing members of (or appointees to) the Anheuser-Busch Board are removed in Proposal 2, and there are no vacancies to fill, none of the Nominees can be elected pursuant to Proposal 3.

IN THE ABSENCE OF “DOES NOT CONSENT” OR “ABSTAIN” BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH PROPOSAL LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:
Signature of Stockholder
Signature (if held jointly)
Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:
Please sign exactly as name appears hereon. If the shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

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